Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

Effective January 7, 2010, I.D. Systems, Inc. (“I.D. Systems”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with General Electric Capital Corporation and GE Asset Intelligence, LLC (“GEAI”), pursuant to which I.D. Systems acquired GEAI’s telematics business (the “Business”) through the purchase of 100% of the membership interests of Asset Intelligence, LLC (the “Target”), a newly formed, wholly owned subsidiary of GEAI into which substantially all of the assets, including intellectual property, and liabilities of the Business had been transferred immediately prior to the closing.  Effective with the closing of the transaction, the Target became a wholly owned subsidiary of I.D. Systems.  In connection with the transaction, the Target offered employment to all of the former employees of the Business.  Under the terms of the Purchase Agreement, I.D. Systems paid consideration of $15 million in cash at closing.  In addition, I.D. Systems may be required to pay additional cash consideration of up to $2 million in or about February 2011, contingent upon the number of new units of telematics equipment sold or subject to a binding order to be sold by the Target during the year ending December 31, 2010.  The purchase price is subject to a working capital adjustment to be performed during the first quarter of 2010, pursuant to which a portion of the cash consideration paid at closing may be returned to I.D. Systems to the extent that the actual working capital of the Target delivered at closing, determined in accordance with a formula set forth in the Purchase Agreement, is less than $5.5 million.

As noted above, the Target was formed solely for the purpose of effectuating the transfer and sale of the Business to I.D. Systems and, prior to consummation of the acquisition, the Target did not conduct any business or activities other than those incidental to its formation. The Target was formed for the sole purpose of facilitating the transfer of substantially all of the assets of the Business (historically operated by GEAI) to I.D. Systems, and, in connection therewith, such assets and liabilities of the Business were transferred from GEAI to the Target immediately prior to the closing of the acquisition of the Target by I.D. Systems. As such, the Target does not have any historical financial statements, and the historical financial statements of the Business (and, thus, the historical financial statements of the Target) are the historical financial statements of GEAI. The financial statements of the acquired business referred to in the unaudited pro forma combined condensed financial data are the financial statements of GEAI. Substantially all of the assets of GEAI were transfered to the Target immediately prior to the Target’s acquisition by I.D. Systems, and any non-transferred assets were insignificant. I.D. Systems did not acquire GEAI or any equity interest in GEAI in the transaction.

The historical consolidated financial information has been adjusted in the unaudited pro forma combined condensed financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results.  The unaudited pro forma combined condensed financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed financial statements.  In addition, the unaudited pro forma combined condensed financial information was based on and should be read in conjunction with the following historical consolidated financial statements and accompanying notes of I.D. Systems and GEAI for the applicable periods.

The unaudited pro forma combined condensed financial information as of and for the nine months ended September 30, 2009 has been prepared from I.D. Systems’ unaudited condensed consolidated financial statements as of and for the nine months ended September 30, 2009, and from the unaudited (unreviewed) financial statements of GEAI as of and for the nine months ended September 30, 2009.  The unaudited pro forma combined condensed statement of operations for the year ended December 31, 2008 has been prepared from I.D. Systems’ audited consolidated financial statements for the year ended December 31, 2008, and from the audited financial statements of GEAI for the six months ended December 31, 2008. In this regard, we note that for purposes of Regulation S-X, the Business as acquired by I.D. Systems was not deemed to be in existence prior to July 1, 2008, and there are no financial statements of the Business prior to such date. Thus, the audited financial statements of GEAI included herein consist of audited financial statements of GEAI as of and for the six-month period ended December 31, 2008.

The unaudited pro forma combined condensed balance sheet as of September 30, 2009 gives effect to the acquisition of the Target as if it had occurred on September 30, 2009 and combines the historical balance sheet of I.D. Systems and GEAI as of September 30, 2009.

As noted above, the unaudited pro forma combined condensed statement of operations for the year ended December 31, 2008 has been prepared from the audited consolidated financial statements of I.D. Systems for the year ended December 31, 2008, and from the audited financial statements of GEAI for the six-months ended December 31, 2008.  The unaudited pro forma combined condensed statements of operations for the year or six-month period, as applicable, ended December 31, 2008, and for the nine months ended September 30, 2009, are presented as if the acquisition of the Target had occurred on January 1, 2008 and combine the historical results of I.D. Systems and GEAI for the year or six-month period, as applicable, ended December 31, 2008, and for the nine months ended September 30, 2009.

The pro forma adjustments are preliminary due to the recent closing of the acquisition.  The impact of the acquisition on the actual results reported by the combined company in periods following the acquisition may differ significantly from that reflected in these pro forma financial statements for a number of reasons.  As a result, the pro forma information is for illustrative purposes only and is not necessarily indicative of what the combined company’s financial condition or results of operations would have been had the acquisition been completed on the applicable dates of this pro forma financial information.  In addition, the pro forma financial information does not purport to project the future financial condition and results of operations of the combined company.

These unaudited pro forma combined condensed financial statements should be read in conjunction with (i) the audited consolidated financial statements of I.D. Systems as of and for the year ended December 31, 2008, included in its Annual Report on Form 10-K for the year then ended, and the interim unaudited condensed consolidated financial statements of I.D. Systems as of and for the nine months ended September 30, 2009, included in its Quarterly Report on Form 10-Q for the period ended September 30, 2009, and (ii) the audited financial statements of GEAI for the six months ended December 31, 2008, attached as Exhibit 99.2 to this Current Report on Form 8-K/A.

The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, and may be revised as additional information becomes available.  The unaudited pro forma combined condensed financial statements do not reflect any adjustments for non-recurring items or anticipated synergies resulting from the acquisition.  The pro forma financial information is based on assumptions and adjustments, including assumptions related to the allocation of the purchase price to the underlying tangible and intangible assets and liabilities acquired based on their respective estimated fair market values.  The final purchase price allocation will differ from that reflected in the pro forma financial statements after valuation procedures and amounts recorded in connection with the purchase price allocation are finalized.  The impact of such changes could be material.  The purchase price allocation included in the pro forma financial information is based on information that was available to the management of I.D. Systems at the time this pro forma financial information was prepared.  In addition, the unaudited pro forma combined condensed financial information does not reflect any cost savings from operating efficiencies, synergies or other restructurings that could result from the acquisition.

Accordingly, the pro forma adjustments have been prepared based on assumptions that I.D. Systems believes are reasonable, but that are subject to change once additional information becomes available and the preliminary purchase price allocation is finalized.

I.D. SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
SEPTEMBER 30, 2009
(in thousands)

	I.D. Systems, Inc. September 30, 2009 (Historical) (Unaudited)	GE Asset Intelligence September 30, 2009 (Historical) (Unaudited and Unreviewed)	Pro Forma Adjustments Debits (Credits) (Unaudited)		Pro Forma Combined (Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	14,496	—	D	(14,496)
Restricted cash	—	—
Investments – short term	39,861	—	D	(504)	39,357
Accounts receivable, net	1,938	4,384	F	507	6,829
Unbilled receivables	248	—			248
Due from affiliates	—	507	F	(507)
Inventory, net	5,596	12,855	I	(5,825)	12,626
Interest receivable	245	—			245
Deferred cost – current portion	—	11,109	A	(11,109)	—
Prepaid expenses and other current assets	611	—			611
Total current assets	62,995	28,855		(31,934)	59,916

Investments – long term	9,945	—			9,945
Fixed assets, net	1,000	379			1,379
Goodwill	200	—	H	1,200	7,578
			I	5,825
			J	353
Other intangible assets	178	2,681	C	(2,681)
		—	E	3,200	3,378
Deferred cost – less current portion	—	12,740	A	(12,740)	—

Total assets	74,318	44,655		(36,777)	82,196

LIABILITIES
Current liabilities
Accounts payable, accrued expenses and other current liabilities	599	6,678	H	(1,200)	9,727
			K	(1,250)
Line of credit	12,643				12,643
Deferred revenue – current portion	364	11,447	B	11,447	364
Total current liabilities	13,606	18,125		8,997	22,734

Deferred revenue – less current portion	517	12,245	B	12,245	517
Deferred rent	17	—			17
Total liabilities	14,140	30,370		21,242	23,268

STOCKHOLDERS’ EQUITY
Common Stock	120	—			120
Additional paid in capital	103,056				103,056
Accumulated deficit	(32,100)		K	1,250	(33,350)
GE net investment	—	14,285	G	14,285
Accumulated other comprehensive income	18	—			18
	71,094	14,285		15,535	69,844
Treasury stock	(10,916)	—			(10,916)
	60,178	14,285		15,535	58,928
Total liabilities and stockholders equity	74,318	44,655		36,777	82,196

See the accompanying notes to the unaudited pro forma combined condensed financial statements which are an integral part of these statements.

I.D. SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2008
(in thousands, except share data)

	I.D. Systems, Inc.	GE Asset Intelligence	Pro Forma		Pro Forma
	Year Ended	Six Months Ended
	December 31, 2008	December 31, 2008	Adjustments		Combined
	(Historical)	(Historical)
	(Audited)	(Audited)	(Unaudited)		(Unaudited)

Revenues:
Products	20,072	5,390			25,462
Services	6,974	5,937			12,911
	27,046	11,327			38,373

Cost of revenues:
Cost of products	9,996	5,811			15,807
Cost of services	3,470	3,987			7,457
	13,466	9,798			23,264

Gross profit	13,580	1,529			15,109

Operating expenses:
Selling general and administrative expenses	16,760	7,747	N M	(610 533)	24,430
Research and development expenses	2,883	3,409			6,292
Impairment of goodwill	—	15,950	L	(15,950)	—
Impairment of intangible assets	—	850	L	(850)	—
	19,643	27,956		(16,877)	30,722

Loss from operations	(6,063)	(26,427)		(16,877)	(15,613)
Interest income	2,226	—			2,226
Other income (loss)	(338)	12			(326)
Net loss	(4,175)	(26,415)		(16,877)	(13,713)

Net loss per share	$(0.38)				$(1.26)

Weighted average common shares outstanding – Basic and diluted	10,887,000				10,887,000

See the accompanying notes to the unaudited pro forma combined condensed financial statements which are an integral part of these statements.

I.D. SYSTEMS, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2009
(in thousands, except share data)

	I.D. Systems, Inc.	GE Asset Intelligence		Pro Forma	Pro Forma
	Nine Months Ended	Nine Months Ended
	September 30, 2009	September 30, 2009		Adjustments	Combined
	(Historical)	(Historical)
	(Unaudited)	(Unaudited and Unreviewed)		(Unaudited)	(Unaudited)

Revenues:
Products	4,367	10,443			14,810
Services	3,093	9,929			13,022
	7,460	20,372			27,832

Cost of revenues:
Cost of products	2,291	9,852			12,143
Cost of services	1,209	5,182			6,391
	3,500	15,034			18,534

Gross profit	3,960	5,338			9,298

Operating expenses:
Selling general and administrative expenses	11,619	11,979	N M	(780 746)	23,564
Research and development expenses	2,022	4,086			6,108
Restructuring expenses	—	1,476	O	(1,476)	—
	13,641	17,541		(1,510)	29,672

Loss from operations	(9,681)	(12,203)		(1,510)	(20,374)
Interest income	913	—			913
Interest expense	(87)				(87)
Other income (loss)	422	4			426
Net loss	(8,433)	(12,199)		(1,510)	(19,122)

Net loss per share	$(0.77)				$(1.74)

Weighted average common shares outstanding – Basic and diluted	10,963,000				10,963,000

See the accompanying notes to the unaudited pro forma combined condensed financial statements which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL STATEMENTS

The following pro forma adjustments are included in the unaudited pro forma combined condensed balance sheet:

A)	Reflects the elimination of deferred costs under acquisition accounting.

B)
Reflects the elimination of deferred revenue under acquisition accounting. Deferred revenue in the context of a business combination represents an obligation to provide future products or services to a customer when payment for such products or services has been made prior to the products being delivered or services rendered.  GEAI’s deferred revenue is for product already delivered and, therefore, no future obligation to provide services remains.  Accordingly, I.D. Systems adjusted the balance of deferred revenue by approximately $23.7 million for the deferred revenue for which no future obligation exists.

C)	Reflects the elimination of existing intangible assets due to the acquisition of Asset Intelligence, LLC.

D)	Reflects the cash paid to the seller as purchase price consideration. Some marketable securities were converted to cash to pay the seller.

E)
To record preliminary estimate of identifiable intangible assets from the acquisition of Asset Intelligence, LLC.  These identifiable intangible assets principally include customer lists, patents and technology, trade names and covenants not to compete having an estimated economic life of 3 to 10 years.

F)	To reclassify amounts due from GE owned entities to accounts receivable.

G)	Elimination of Asset Intelligence LLC pre-acquisition equity balances.

H)	To record preliminary estimate of contingent consideration.

I)	To adjust inventory to fair value as a result of the decision of I.D. Systems’ management to discontinue a product line in 2010.

J)
To record preliminary estimate of goodwill from the acquisition of Asset Intelligence, LLC.  I.D. Systems is in the process of finalizing the fair value of the assets acquired and liabilities assumed, and thus the preliminary allocation of the purchase price may be subject to change.

The following is a preliminary estimate of the assets acquired and the liabilities assumed by I.D. Systems in the acquisition (in thousands):

Accounts receivable	$4,891
Inventory	7,030
Fixed assets	379
Accounts payable, accrued expenses
and other current liabilities	(6,678)
Goodwill	7,378
Other intangibles	3,200
Less: contingent consideration	(1,200)

Consideration paid	$15,000

Contingencies:  As of the effective time of the acquisition, except as specifically excluded by U.S. GAAP, contingencies are required to be measured at fair value, if the acquisition-date fair value of the asset or liability arising from a contingency can be determined. The asset or liability would be recognized at the acquisition date if both of the following criteria were met: (i) it is probable that an asset existed or that a liability had been incurred at the acquisition date, and (ii) the amount of the asset or liability can be reasonably estimated. These criteria are to be applied using the guidance in ASC Topic 405, Contingencies. As disclosed in GEAI’s audited financial statements as of December 31, 2008 and the unaudited/unreviewed financial statements for the nine- month period ended September 30, 2009, GEAI is involved in various legal proceedings. However, I.D. Systems is still reviewing information regarding the fair value of these contingencies. A fair valuation effort requires review of legal matters and associated defense strategies, which are in progress. As required, GEAI currently accounts for these contingencies under ASC Topic 405. If fair value cannot be determined for GEAI’s contingencies, the combined company would continue to account for the GEAI contingencies using ASC Topic 405. For the purpose of these unaudited pro forma combined financial statements, I.D. Systems has not adjusted the GEAI book values for contingencies. This approach is preliminary and subject to change after completion of the final review and assessment of the contingencies.

K)	To reflect acquisition costs incurred and charged to accumulated deficit, primarily related to professional fees.

The following pro forma adjustments are included in the unaudited pro forma combined condensed statements of operations:

L)	To eliminate impairment of goodwill and intangible assets applicable to the acquired company’s accounting.

M)	Reflects preliminary estimated amortization of identifiable intangible assets over their estimated useful lives of 3 to 10 years.

N)	To eliminate amortization expense for existing intangible assets.

O)	To eliminate restructuring expenses applicable to the acquired company’s accounting.